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                                                                   Exhibit 10.63



                                                                 August 20, 1997

Mr. James Belter
Mego Mortgage Corporation
1000 Parkwood Circle, 5th Floor
Atlanta, Georgia  30339

                                            Re: Terms of Employment

Dear Jim:

                  We are pleased to confirm that Mego Mortgage Corporation (the "Company") has offered you a position as a senior executive officer of the Company, subject to the terms of this letter (the "Letter Agreement"). Your employment hereunder will commence September 2, 1997 and, unless terminated earlier by you or the Company, will continue until December 31, 1999 (the "Employment Term"). You will report to the Chief Executive Officer ("CEO") or such other officer more senior to you as may be designated by the CEO from time to time. Following the expiration of the Employment Term, your employment with the Company shall be "at-will" and may be terminated by you or the Company at any time.

                  The Company shall pay you a base salary at the rate of $200,000 per year, in accordance with the usual payroll practices of the Company.

                  While you are employed by the Company, you will be eligible to be considered for a year-end discretionary performance bonus award based on factors determined by the Company in accordance with the Company's executive bonus pool program. The bonus payment, if any, shall be paid to you at the time the Company distributes all other bonuses.

                  Notwithstanding the foregoing, you are guaranteed to receive a bonus of $100,000 (the "Guaranteed Bonus") for each of the first two full years during which you are employed (ending December 31, 1999), except if your employment is terminated by the Company for "cause" (as determined by the Board of Directors of the Company in its sole and absolute discretion) or you resign voluntarily prior to December 31, 1999, any unpaid Guaranteed Bonus shall be forfeited and you shall not be entitled to future bonus payments.


                  During the Employment Term, you will receive a car allowance to be used for business purposes in the amount of $500 per month. You will be responsible for any income tax consequences arising from this arrangement.


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James Belter
August 20, 1997
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                  While you are employed by the Company, you shall devote
substantially all of your business time and efforts to the performance of your duties hereunder and use your best efforts in such endeavors, provided, however, you shall be allowed, to manage your passive personal investments in accordance with Company policies on personal investments.

                  While you are employed by the Company, you shall be entitled to participate, to the extent eligible thereunder, in all benefit plans and programs, in accordance with the terms thereof in effect from time to time, as are generally provided from time to time by the Company to other senior executives of the Company.

                  If your employment is terminated by the Company for any reason other than for "cause" (as determined by the Company's Board of Directors in its sole and absolute discretion) prior to the expiration of the Employment Term, the Company shall pay you in the form of a lump sum, no later than fifteen (15) days following the date of such termination of employment an amount equal to:
(A) the value of your unpaid base salary through the remainder of the Employment Term; plus (B) if your employment terminates after January 1, 1998, any unpaid Guaranteed Bonus for the year during which your termination of employment occurs.

                  Upon termination of your employment for any reason, the Company shall have no obligations under this Letter Agreement other than as provided above and to pay you: (i) any base salary that you have earned but remains unpaid and (ii) any unreimbursed business expenses otherwise reimbursable in accordance with the Company's policies as in effect from time to time.

                  This Letter Agreement is personal to you and neither the Letter Agreement nor any rights hereunder may be assigned by you. This Letter Agreement shall be governed by, and construed under and in accordance with, the internal laws of the State of Delaware without reference to rules relating to the conflicts of laws.

                  This Letter Agreement contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Letter Agreement shall be valid unless made in writing and signed by the parties hereto.

                                                   Very truly yours,

                                                   MEGO MORTGAGE CORPORATION


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James Belter
August 20, 1997
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                                    By
                                      --------------------------
                                      Name:
                                      Title:

Agreed:


----------------------------
James Belter